CUSIP No. 45173K 10 1	13G

Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of ordinary shares of iDreamSky Technology Limited.

Dated: February 11, 2015

REDPOINT VENTURES IV, L.P. By its General Partner, Redpoint Ventures IV, LLC

By:	/s/ John L. Walecka
John L. Walecka Manager

REDPOINT ASSOCIATES IV, LLC

By:	/s/ John L. Walecka
John L. Walecka Manager

REDPOINT VENTURES IV, LLC

By:	/s/ John L. Walecka
John L. Walecka Manager